ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT is made and entered into this  20th day of September, 2011 (the "Effective Date"), by and among Animas Resources Ltd., a company incorporated under the laws of the Province of British Columbia and having an office at #410325 Howe Street, Vancouver, British Columbia, Canada V6C 1Z7 ("Animas"), Pilot Gold Inc., a company incorporated under the laws of Canada and having an office at Suite 1650, 1055 West Hastings Street, Vancouver, British Columbia, Canada V6E 2E9 ("Pilot Gold"), and Pilot Gold (USA) Inc., a Delaware corporation, whose address is 1031 Railroad Street, #110, Elko, Nevada 89801 ("Pilot Gold USA"). Animas, Pilot Gold and Pilot Gold USA are individually referred to in this Agreement as a "Party," and collectively referred to as the "Parties."

RECITALS

A.

Animas is a party to that Mining Option Agreement dated March 30, 2010, among Nevada Sunrise Gold Corp. ("NSGC"), Intor Resources Corporation ("Intor") and Animas (the "Option Agreement). Pursuant to the Option Agreement, Animas has (i) the exclusive right to earn an undivided 51% interest in and to that Mining Lease Agreement between Nevada Sunrise, LLC ("NSL") and Intor dated effective June 18, 2007 (as amended, the "Mining Lease"), and (ii) the exclusive right to earn an additional undivided 14% interest in the Mining Lease by making certain required expenditures and performing the required obligations under the Mining Lease, all as set forth in the Option Agreement. Under the Mining Lease, Intor has the exclusive right to conduct mineral exploration and development and mining and related activities on certain unpatented mining claims owned by NSL in Elko County, Nevada, as more particularly described in Exhibit A attached hereto and incorporated herein by reference (the "Claims"). A Short Form of the Option Agreement has not been recorded in the official records of Elko County; a Short Form of the Mining Lease is recorded in the official records of Elko County as Instrument No.626732.

B.

Animas now desires to assign to Pilot Gold USA, and Pilot Gold USA desires to acquire, Animas' interest in the Option Agreement, pursuant to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged and confirmed, the Parties agree as follows:

1.

Assignment of Option Agreement. Animas hereby agrees to sell, transfer, assign and convey unto Pilot Gold USA, its successors and assigns, all of Animas' right, title and interest in and to the Option Agreement, pursuant to an Assignment in the form attached hereto as Exhibit B and incorporated herein by reference (the "Assignment"). The Parties shall execute and deliver the Assignment as of the Effective Date, and Pilot Gold may record the Assignment in the official records of Elko County.

2.

Assumption by Pilot Gold USA. Pursuant to the Assignment, Pilot Gold USA will agree to perform all obligations of Animas under the Option Agreement, from and after the Effective Date.

3.

Consideration to Animas. In consideration for the assignment by Animas of its interest in the Option Agreement to Pilot Gold USA, Animas shall receive the following consideration:

(a)

Cash. A cash payment of U.S. $350,000 from Pilot Gold, by wire transfer initiated on the Effective Date, pursuant to written wire transfer instructions provided by Animas to Pilot Gold prior to the Effective Date.

(b)

Stock. Common shares in the capital of Pilot Gold ("Shares") at a deemed price of $2.00 per Share, the issuance of which shall be subject to a statutory four-month hold period and conditioned upon the approval of any required governmental or regulatory authority, including the Toronto Stock Exchange ("TSX"), issued as follows:

(i)

50,000 Shares on the Effective Date;

(ii)

25,000 Shares on the first anniversary of the Effective Date;

(iii)

25,000 Shares on the second anniversary of the Effective Date; and

(iv)

50,000 Shares upon Pilot Gold earning and vesting a 51% interest in the Mining Lease pursuant to the Option Agreement.

The Parties acknowledge that the certificates representing the Shares will contain such legends as are required by applicable securities laws. Animas acknowledges and agrees that if Pilot Gold (USA) terminates the Option Agreement (which Pilot Gold USA shall have the right to do in its sole discretion) prior to the due date for the issuance of any of the Shares as set forth in this Section 3(b), and Pilot Gold notifies Animas of such termination prior to any such due date, then Pilot Gold shall have no further obligation to make any subsequent issuances or deliveries of Shares under this Agreement.

(c)

Adjustments. The Parties acknowledge and agree that:

(i)

in the event of any subdivision of the common shares of Pilot Gold, as such common shares are constituted on the Effective Date, into a greater number of common shares, at any time prior to the delivery to Animas of the Shares provided for under this Agreement, Pilot Gold shall thereafter deliver to Animas at the time or times of delivery of the Shares under this Agreement, such additional number of shares as result from such subdivision without any additional payment or other consideration for those additional shares;

(ii)

in the event of any consolidation of the common shares of Pilot Gold, as such common shares are constituted on the Effective Date, into a lesser number of common shares, at any time prior to the delivery to Animas of the Shares provided for under this Agreement, the number of Shares to be delivered to Animas shall thereafter be deemed to be consolidated in like manner and the right to receive the Shares under this Agreement shall be deemed to be a right to receive common shares of Pilot Gold as consolidated; and

(iii)

in the event of any reorganization or reclassification of the common shares of Pilot Gold, or any other event (including a compulsory acquisition), or a consolidation, amalgamation, arrangement or merger of Pilot Gold with or into any other corporation or other entity, pursuant to which the common shares of Pilot Gold are changed into or exchanged for other shares or other securities, property or cash, prior to the delivery to Animas of the Shares provided for under this Agreement, Pilot Gold or its successor shall thereafter deliver to Animas at the time or times of delivery of the Shares under this Agreement, the number of shares, or other securities, property or cash which Animas would have received as a result of such reorganization or reclassification or other event, or consolidation, amalgamation, arrangement or merger of Pilot Gold had Animas been the registered holder of such shares on such effective date or record date, as the case may be, and Animas shall be bound to accept such shares, or other securities, property or cash in lieu of the Shares to which it was previously entitled.

4.

Representations and Warranties of Animas. Animas represents and warrants to Pilot Gold and Pilot Gold USA as of the date hereof as follows:

(a)

Representations and Warranties Concerning the Option Agreement and the Mining Lease. Animas represents and warrants that its interest in the Claims under the Option Agreement is free from all rights or interests of any third parties, other than Intor and NSL, and free and clear of all liens, charges, encumbrances or other burdens on production arising by, through or under Animas; that it has not assigned or encumbered its interest in the Option Agreement or the Mining Lease; that it has not received any notice of default of any of the terms or provisions of the Option Agreement or the Mining Lease; that the Option Agreement and the Mining Lease are valid and in good standing and in full force and effect, and that it is not in default under any of the terms or provisions of the Option Agreement or the Mining Lease; that there are no actions or administrative or other proceedings pending or to its knowledge threatened against or affecting the Claims; that, except as otherwise provided in the Option Agreement or the Mining Lease, it has the full and unrestricted right to enter into and perform this Agreement without obtaining the consent or participation of any other party; and that it has not entered into any presently binding contract, agreement or commitment with respect to the Claims, except for the Option Agreement or the Mining Lease, which would interfere with the rights herein granted to Pilot Gold USA. Animas has delivered to Pilot Gold USA all information concerning title to the Claims in Animas' possession or control, including, but not limited to, true and correct copies of the Option Agreement and the Mining Lease and all other contracts relating to the Claims of which Animas has knowledge.

(b)

Representations and Warranties Concerning the Claims. With respect to the Claims, Animas represents and warrants that, to the best of its knowledge, subject to the paramount title of the United States of America: (i) the Claims were properly located by a qualified locator and monumented on available public domain land, and constitute a compact group of contiguous claims free and clear of any interior gaps or conflicting claims; (ii) location notices and certificates and required maps were properly posted and recorded for each of the Claims; (iii) all filings and recordings required to maintain the Claims in good standing through the Effective Date, including evidence of proper performance of annual assessment work or payment of required claim maintenance fees, have been timely and properly made in the appropriate governmental offices; (iv) assessment work, performed reasonably and in good faith in accordance with accepted industry practice, which was sufficient to satisfy the requirements for maintaining the Claims; (v) all required annual claim maintenance fees and other payments necessary to maintain the Claims have been timely and properly made; and (vi) each of the Claims has been remonumented as necessary, and evidence of such remonumentation has been timely and properly recorded, all in compliance with the provisions of Nevada Revised Statutes § 517.030.

(c)

Permits and Licenses. Animas has obtained all permits, licenses, approvals, authorizations and qualifications of all federal, state and local authorities required for it to carry on its operations at or on the Claims as currently conducted. Animas is not in violation of and has no liability (other than liability for compliance with existing permits and Laws, including but not limited to performance of reclamation) under any statute, rule or regulation of any governmental authority applicable to the Claims.

(d)

Environmental Compliance. Animas is in material compliance in all respects with each license and permit held by it with respect to the Claims and with respect to its activities on the Claims and in connection with such activities is not in violation of, or in default under, applicable laws (including, without limitation, Environmental Laws). Animas has not received any communications from any governmental authority requiring that it address any specific hazards, un-reclaimed disturbances, past mining activities, open pits or shafts or unsafe conditions on any of the Claims. There is no condition or activity at or on the Claims which constitutes a nuisance or which could result in a violation of or liability under any applicable Environmental Laws, and there have been no releases of hazardous materials or substances from or affecting the Claims other than in accordance with such laws. For purposes of this Agreement, "Environmental Laws" means laws aimed at reclamation or restoration of the Claims; abatement of pollution; protection of the environment; protection of wildlife, including endangered species; ensuring public safety from environmental hazards; employee health and safety; protection of cultural or historic resources; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including ambient air, surface water and groundwater; and all other laws relating to the existence, manufacture, processing, distribution, use, treatment, storage, disposal, recycling, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

(e)

Litigation. There are no actions, suits or proceedings pending or, to Animas' knowledge, threatened against or affecting the Claims, including any actions, suits, or proceedings being prosecuted by any federal, state or local department, commission, board, bureau, agency, or instrumentality, and there is no outstanding communication from any of the foregoing departments, agencies or boards concerning any such actions, suits or proceedings.

(f)

Organization and Good Standing. Animas is a corporation duly organized, validly existing, and in good standing under the laws of the Province of British Columbia.

(g)

Qualification. Animas' wholly-owned subsidiary is duly qualified to do business in the State of Nevada.

(h)

Corporate Power. Animas has the requisite corporate power and authority (i) to enter into this Agreement and all other agreements contemplated hereby, and (ii) to carry out and perform its obligations under the terms and provisions of this Agreement and all agreements contemplated hereby.

(i)

Authorization. All requisite corporate action on the part of Animas, and its officers, directors and shareholders necessary for the execution, delivery and performance of this Agreement have been taken. This Agreement, when executed and delivered by Animas (assuming valid execution and delivery by Pilot Gold and Pilot Gold USA), will be the legal, valid, and binding obligations of Animas enforceable against Animas in accordance with their terms. The execution, delivery and performance of this Agreement will not violate any order of any court or other agency of government; or any provision of any indenture, agreement or other instrument to which Animas is a party or by which its properties or assets are bound; or be in conflict with, result in a breach of or constitute (with due notice and lapse of time) a default under any such indenture, agreement or other instrument. There is to Animas' knowledge no law, and there is no judgment, decree or order of any court or governmental authority binding on Animas which would be contravened by the execution, delivery, performance or enforcement of this Agreement or any instrument or agreement required hereunder. Notwithstanding the foregoing, no representation is made as to (i) the remedy of specific performance or other equitable remedies for the enforcement of this Agreement or any other agreement contemplated hereby or (ii) rights to indemnity under this Agreement for securities law liability. Additionally, this representation is limited by applicable bankruptcy, insolvency, moratorium, and other similar laws affecting generally the rights and remedies of creditors and secured parties.

(j)

Brokerage or Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Animas in such manner as not to give rise to any valid claim against Pilot Gold or Pilot Gold USA or any third party for a brokerage commission, finder's fee or other fee or commission arising by reason of the transactions contemplated by this Agreement.

5.

Representations and Warranties of Pilot Gold and Pilot Gold USA. Each of Pilot Gold and Pilot Gold USA, individually and for itself and not jointly and severally, represents and warrants to Animas as of the date hereof as follows:

(a)

Organization and Standing. Pilot Gold is a corporation duly organized, validly existing and in good standing under the laws of Canada. Pilot Gold USA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and qualified to do business in the State of Nevada.

(b)

Corporate Power. Each of Pilot Gold and Pilot Gold USA has the requisite corporate power and authority (i) to enter into this Agreement and all other agreements contemplated hereby, and (ii) to carry out and perform its obligations under the terms and provisions of this Agreement and all agreements contemplated hereby.

(c)

Authorization. All requisite corporate action on the part of each of Pilot Gold and Pilot Gold USA, and its officers, directors and shareholders, necessary for the execution, delivery, and performance of this Agreement have been taken. This Agreement, when executed and delivered by Pilot Gold and Pilot Gold USA (assuming valid execution and delivery by Animas), will be, legal, valid, and binding obligations of Pilot Gold and Pilot Gold USA enforceable against them in accordance with their respective terms. The execution, delivery and performance of this Agreement will not violate any order of any court or other agency of government; or any provision of any indenture, agreement or other instrument to which Pilot Gold or Pilot Gold USA is a party or by which its properties or assets are bound; or be in conflict with, result in a breach of or constitute (with due notice and lapse of time) a default under any such indenture, agreement or other instrument. There is to Pilot Gold's or Pilot Gold USA's knowledge no law, and there is no judgment, decree or order of any court or governmental authority binding on Pilot Gold or Pilot Gold USA which would be contravened by the execution, delivery, performance, or enforcement of this Agreement or any instrument or agreement required hereunder. Notwithstanding the foregoing, no representation is made as to (i) the remedy of specific performance or other equitable remedies for the enforcement of this Agreement or any other agreement contemplated hereby or (ii) rights to indemnity under this Agreement for securities law liability. Additionally, this representation is limited by applicable bankruptcy, insolvency, moratorium, and other similar laws affecting generally the rights and remedies of creditors and secured parties.

(d)

Shares. At the Effective Date all necessary corporate action will have been taken by Pilot Gold to allot and authorize the issuance of the Shares and upon execution of this Agreement the Shares will be validly issued as fully-paid and non-assessable shares in the capital of Pilot Gold.

(e)

Brokerage or Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Pilot Gold and Pilot Gold USA in such manner as not to give rise to any valid claim against Animas or any third party for a brokerage commission, finder's fee or other fee or commission arising by reason of the transactions contemplated by this Agreement.

6.

Notices. All notices given in connection herewith shall be in writing, and all such notices and deliveries to be made pursuant hereto shall be given or made in person, by certified or registered mail, by reputable overnight courier, or by facsimile with receipt confirmed. Such notices and deliveries shall be deemed to have been duly given and received when actually delivered in person or sent by facsimile (during normal business hours and with receipt confirmed), on the next business day following the date they are sent by overnight courier, or three business days after registered or certified mailing when deposited in a receptacle for United States or Canadian mail, postage prepaid, and addressed as follows:

(a)

If to Pilot Gold:

Pilot Gold Inc.

Suite 1650, 1055 West Hastings Street

Vancouver, B.C., Canada V6E 2E9

Attn: John Wenger

Telephone: (604) 632-4677

Facsimile: (604) 632-4678

(b)

If to Pilot Gold USA:

Pilot Gold (USA) Inc.

1031 Railroad Street, #110

Elko, Nevada 89801

Attn: Vance Spalding

Telephone: (775) 777-2900

Facsimile: (775) 777-2901

(c)

If to Animas:

Animas Resources Ltd.

#410-325 Howe Street

Vancouver, British Columbia

Canada V6C 1Z7

Attn: Mark T. Brown

Telephone: (604) 687-6197

Facsimile: (604) 688-3392

7.

Indemnification.

(a)

By Animas. Animas agrees to defend, indemnify and hold harmless Pilot Gold and Pilot Gold USA, their Affiliates, officers, directors and employees from and against any and all claims, actions, suits, losses, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees and costs of defending the same (collectively, "Losses"), arising out of or related to (i) any breach by Animas of any representation, warranty or covenant set forth in this Agreement, and (ii) any activities conducted by Animas or any third party acting at the direction of Animas on or in connection with the Claims (including any Environmental Liabilities associated therewith) prior to the Effective Date.

(b)

By Pilot Gold and Pilot Gold USA. Pilot Gold and Pilot Gold USA, each individually and not jointly and severally, agree to defend, indemnify and hold harmless Animas, its Affiliates, officers, directors and employees, from and against any and all Losses arising out of or related to (i) any breach by Pilot Gold and Pilot Gold USA of any representation, covenant, obligation or warranty set forth in this Agreement, and (ii) any activities conducted by Pilot Gold USA or any persons or entities acting at the direction or on behalf of Pilot Gold USA on or in connection with the Claims (including any Environmental Liabilities arising specifically from such activities).

(c)

Notification. Any Party who has a claim giving rise to indemnification liability pursuant to this Agreement (an "Indemnified Party") which results from a claim by a third party or otherwise shall give prompt notice to the Party from whom it is seeking indemnification (the "Indemnifying Party") of such claim, together with a reasonable description thereof. Failure to promptly provide such notice shall not relieve the Indemnifying Party of any of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced thereby. With respect to any claim by a third party against any Party to this Agreement which is subject to indemnification under this Agreement, the Indemnifying Party shall be afforded the opportunity, at its expense, to defend or settle the claim if it utilizes counsel reasonably satisfactory to the Indemnified Party, and promptly commences the defense of such claim and pursues such defense with diligence; provided, however, that the Indemnifying Party shall secure the consent of the Indemnified Party to any settlement, which consent shall not be unreasonably withheld. The Indemnified Party may participate in the defense of any claim at its expense, and until the Indemnifying Party has agreed to defend such claim, the Indemnified Party may file any motion, answer or other pleading or take such other action as it deems appropriate to protect its interests or those of the Indemnifying Party. If an Indemnifying Party does not elect to contest any third-party claim, the Indemnifying Party shall be bound by the results obtained with respect thereto by the Indemnified Party, including any settlement of such claim.

(d)

Duration. The indemnification obligations of the Parties set forth in this Section 7 shall survive for a period of two years after the Effective Date.

8.

Entire Agreement. This Agreement is the complete expression of all agreements, contracts, covenants, and promises between the Parties, and all negotiations, understandings, and agreements between the Parties are set forth in this Agreement, which solely and completely expresses their understanding, and shall be construed without reference to any such negotiations, understandings and agreements.

9.

Amendments. This Agreement may not be amended or modified, nor may any obligation hereunder be waived, except by writing duly executed on behalf of each of the Parties, and unless otherwise specifically provided in such writing, any amendment, modification, or waiver shall be effective only in the specific instance and for the purpose it is given.

10.

Governing Law. This Agreement, and the rights and liabilities of the Parties hereunder, shall be governed by and construed in accordance with the laws of the Province of British Columbia, other than its rules as to conflicts of law which would require application of the laws of another jurisdiction.

11.

Inurement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

12.

Other Business Opportunities. This Agreement is, and the rights and obligations of the Parties are, strictly limited to the matters set forth herein. Each of the Parties shall have the free and unrestricted right to independently engage in and receive the full benefits of any and all business ventures of any sort whatever, whether or not competitive with the matters contemplated hereby, without consulting the other or inviting or allowing the other to participate therein. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture, or operation of either Party, whether adjacent to, nearby, or removed from the Projects, and none of the Parties shall have any obligation to the other with respect to any opportunity to acquire any interest in any property outside the Projects at any time, or within the Projects after termination of this Agreement, regardless of whether the incentive or opportunity of a Party to acquire any such property interest may be based, in whole or in part, upon information learned during the course of operations or activities hereunder.

13.

Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the Party which is entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving Party to require observance, performance, or satisfaction of any other term or condition hereof.

14.

Severability and Survival. In the event that any one or more of the provisions contained in this Agreement or in any other instrument or agreement contemplated hereby shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement or any such other instrument or agreement. All of the representations, warranties and covenants of the Parties set forth in this Agreement shall survive the execution and delivery of the Assignment.

15.

Attorneys' Fees. In the event of any controversy, claim, or dispute between the Parties hereto, arising out of or relating to this Agreement or the breach thereof, the prevailing Party shall be entitled to recover from the losing Party reasonable expenses, attorneys' fees, and costs. Solely for the purposes of this Section 15, Pilot Gold and Pilot Gold USA shall be treated as a single Party.

16.

Further Documents. At the request of any Party, the Parties shall execute and deliver any further instruments, agreements, documents or other papers reasonably requested by that Party to effect the purposes of this Agreement and the transactions contemplated hereby.

17.

Counterparts. This Agreement may be executed in multiple counterparts, and all such counterparts taken together shall be deemed to constitute one and the same document.

IN WITNESS WHEREOF, the Parties hereto have caused this Assignment Agreement to be duly executed, delivered, and effective from the date first above written.

ANIMAS RESOURCES LTD.,

a British Columbia corporation

By: ______________________
Name: WINNIE WONG.
Title: CFO.

PILOT GOLD INC.,
a Canada corporation

By: ______________________
Name: ______________________
Title: ______________________

By: ______________________
Name: ______________________
Title: ______________________

PILOT GOLD (USA) INC.,
a Delaware corporation

By: ______________________
Name: ______________________
Title: ______________________

IN WITNESS WHEREOF, the Parties hereto have caused this Assignment Agreement to be duly executed, delivered, and effective from the date first above written.

ANIMAS RESOURCES LTD.,

a British Columbia corporation

By:______________________________________
Name:____________________________________
Title:_____________________________________

PILOT GOLD INC.,
a Canada corporation

By:______________________________________
Name: Matthew Lennox-King
Title: President and CEO

By:______________________________________
Name: JOHN WENGER
Title: CFO & CORPORATE SECRETARY

PILOT GOLD (USA) INC.,
a Delaware corporation

By:______________________________________
Name:____________________________________
Title:_____________________________________

IN WITNESS WHEREOF, the Parties hereto have caused this Assignment Agreement to be duly executed, delivered, and effective from the date first above written.

ANIMAS RESOURCES LTD.,

a British Columbia corporation

EXHIBIT A TO ASSIGNMENT AGREEMENT
The Claims
(see attached)

EXHIBIT A
KINSLEY MT. CLAIMS

Claim_Name	BLMS_N	Claimant	Locate_Date	Count	Property	County
ACE-5554	821967	NEVADA SUNRISE LLC	10/25/2000	1	Kinsley Mountain	Elko
ACE-5555	821968	NEVADA SUNRISE LLC	10/25/2000	2	Kinsley Mountain	Elko
ACE-5556	821969	NEVADA SUNRISE LLC	10/25/2000	3	Kinsley Mountain	Elko
ACE-5557	821970	NEVADA SUNRISE LLC	10/25/2000	4	Kinsley Mountain	Elko
ACE-5648	821971	NEVADA SUNRISE LLC	10/26/2000	5	Kinsley Mountain	Elko
ACE-5649	821972	NEVADA SUNRISE LLC	10/26/2000	6	Kinsley Mountain	Elko
ACE-5650	821973	NEVADA SUNRISE LLC	10/26/2000	7	Kinsley Mountain	Elko
ACE-5651	821974	NEVADA SUNRISE LLC	10/26/2000	8	Kinsley Mountain	Elko
ACE-5652	821975	NEVADA SUNRISE LLC	10/26/2000	9	Kinsley Mountain	Elko
ACE-5653	821976	NEVADA SUNRISE LLC	10/25/2000	10	Kinsley Mountain	Elko
ACE-5654	821977	NEVADA SUNRISE LLC	10/25/2000	11	Kinsley Mountain	Elko
ACE-5655	821978	NEVADA SUNRISE LLC	10/25/2000	12	Kinsley Mountain	Elko
ACE-5656	821979	NEVADA SUNRISE LLC	10/25/2000	13	Kinsley Mountain	Elko
ACE-5657	821980	NEVADA SUNRISE LLC	10/25/2000	14	Kinsley Mountain	Elko
ACE-5748	821981	NEVADA SUNRISE LLC	10/26/2000	15	Kinsley Mountain	Elko
ACE-5749	821982	NEVADA SUNRISE LLC	10/26/2000	16	Kinsley Mountain	Elko
ACE-5750	821983	NEVADA SUNRISE LLC	10/26/2000	17	Kinsley Mountain	Elko
ACE-5751	821984	NEVADA SUNRISE LLC	10/26/2000	18	Kinsley Mountain	Elko
ACE-5752	821985	NEVADA SUNRISE LLC	10/27/2000	19	Kinsley Mountain	Elko
ACE-5753	821986	NEVADA SUNRISE LLC	10/27/2000	20	Kinsley Mountain	Elko
ACE-5754	821987	NEVADA SUNRISE LLC	10/27/2000	21	Kinsley Mountain	Elko
ACE-5755	821988	NEVADA SUNRISE LLC	10/25/2000	22	Kinsley Mountain	Elko
ACE-5756	821989	NEVADA SUNRISE LLC	10/25/2000	23	Kinsley Mountain	Elko
ACE-5848	821990	NEVADA SUNRISE LLC	10/27/2000	24	Kinsley Mountain	Elko
ACE-5849	821991	NEVADA SUNRISE LLC	10/27/2000	25	Kinsley Mountain	Elko
ACE-5850	821992	NEVADA SUNRISE LLC	10/27/2000	26	Kinsley Mountain	Elko
ACE-5851	821993	NEVADA SUNRISE LLC	10/27/2000	27	Kinsley Mountain	Elko
ACE-5852	821994	NEVADA SUNRISE LLC	10/27/2000	28	Kinsley Mountain	Elko
TRUST-1	824004	NEVADA SUNRISE LLC	4/25/2001	29	Kinsley Mountain	Elko
TRUST-2	824005	NEVADA SUNRISE LLC	4/25/2001	30	Kinsley Mountain	Elko
TRUST-3	824006	NEVADA SUNRISE LLC	4/25/2001	31	Kinsley Mountain	Elko
TRUST-4	824007	NEVADA SUNRISE LLC	4/26/2001	32	Kinsley Mountain	Elko
ACE-5745	824008	NEVADA SUNRISE LLC	4/26/2001	33	Kinsley Mountain	Elko
ACE-5746	824009	NEVADA SUNRISE LLC	4/26/2001	34	Kinsley Mountain	Elko
ACE-5747	824010	NEVADA SUNRISE LLC	4/26/2001	35	Kinsley Mountain	Elko
ACE-5845	824011	NEVADA SUNRISE LLC	4/26/2001	36	Kinsley Mountain	Elko
ACE-5846	824012	NEVADA SUNRISE LLC	4/26/2001	37	Kinsley Mountain	Elko
ACE-5847	824013	NEVADA SUNRISE LLC	4/26/2001	38	Kinsley Mountain	Elko

ACE-5448	829976	NEVADA SUNRISE LLC	4/7/2002	39	Kinsley Mountain	Elko
ACE-5449	829977	NEVADA SUNRISE LLC	4/7/2002	40	Kinsley Mountain	Elko
ACE-5450	829978	NEVADA SUNRISE LLC	4/7/2002	41	Kinsley Mountain	Elko
ACE-5451	829979	NEVADA SUNRISE LLC	4/6/2002	42	Kinsley Mountain	Elko
ACE-5452	829980	NEVADA SUNRISE LLC	4/6/2002	43	Kinsley Mountain	Elko
ACE-5453	829981	NEVADA SUNRISE LLC	4/6/2002	44	Kinsley Mountain	Elko
ACE-5454	829982	NEVADA SUNRISE LLC	4/6/2002	45	Kinsley Mountain	Elko
ACE-5455	829983	NEVADA SUNRISE LLC	4/6/2002	46	Kinsley Mountain	Elko
ACE-5543	829984	NEVADA SUNRISE LLC	4/4/2002	47	Kinsley Mountain	Elko
ACE-5544	829985	NEVADA SUNRISE LLC	4/6/2002	48	Kinsley Mountain	Elko
ACE-5545	829986	NEVADA SUNRISE LLC	4/6/2002	49	Kinsley Mountain	Elko
ACE-5548	829987	NEVADA SUNRISE LLC	4/7/2002	50	Kinsley Mountain	Elko
ACE-5549	829988	NEVADA SUNRISE LLC	4/7/2002	51	Kinsley Mountain	Elko
ACE-5550	829989	NEVADA SUNRISE LLC	4/7/2002	52	Kinsley Mountain	Elko
ACE-5551	829990	NEVADA SUNRISE LLC	4/6/2002	53	Kinsley Mountain	Elko
ACE-5552	829991	NEVADA SUNRISE LLC	4/6/2002	54	Kinsley Mountain	Elko
ACE-5553	829992	NEVADA SUNRISE LLC	4/6/2002	55	Kinsley Mountain	Elko
ACE-5644	829993	NEVADA SUNRISE LLC	4/4/2002	56	Kinsley Mountain	Elko
ACE-5645	829994	NEVADA SUNRISE LLC	4/4/2002	57	Kinsley Mountain	Elko
ACE-5646	829995	NEVADA SUNRISE LLC	4/4/2002	58	Kinsley Mountain	Elko
ACE-5640	857758	NEVADA SUNRISE LLC	10/13/2003	59	Kinsley Mountain	Elko
ACE-5641	857759	NEVADA SUNRISE LLC	10/13/2003	60	Kinsley Mountain	Elko
ACE-5642	857760	NEVADA SUNRISE LLC	10/13/2003	61	Kinsley Mountain	Elko
ACE-5643	857761	NEVADA SUNRISE LLC	10/13/2003	62	Kinsley Mountain	Elko
ACE-5658	857762	NEVADA SUNRISE LLC	10/14/2003	63	Kinsley Mountain	Elko
ACE-5659	857763	NEVADA SUNRISE LLC	10/14/2003	64	Kinsley Mountain	Elko
ACE-5660	857764	NEVADA SUNRISE LLC	10/14/2003	65	Kinsley Mountain	Elko
ACE-5740	857765	NEVADA SUNRISE LLC	10/13/2003	66	Kinsley Mountain	Elko
ACE-5741	857766	NEVADA SUNRISE LLC	10/13/2003	67	Kinsley Mountain	Elko
ACE-5742	857767	NEVADA SUNRISE LLC	10/13/2003	68	Kinsley Mountain	Elko
ACE-5743	857768	NEVADA SUNRISE LLC	10/13/2003	69	Kinsley Mountain	Elko
ACE-5744	857769	NEVADA SUNRISE LLC	10/13/2003	70	Kinsley Mountain	Elko
ACE-5757	857770	NEVADA SUNRISE LLC	10/13/2003	71	Kinsley Mountain	Elko
ACE-5758	857771	NEVADA SUNRISE LLC	10/14/2003	72	Kinsley Mountain	Elko
ACE-5759	857772	NEVADA SUNRISE LLC	10/14/2003	73	Kinsley Mountain	Elko
ACE-5760	857773	NEVADA SUNRISE LLC	10/14/2003	74	Kinsley Mountain	Elko
ACE-5840	857774	NEVADA SUNRISE LLC	10/13/2003	75	Kinsley Mountain	Elko
ACE-5841	857775	NEVADA SUNRISE LLC	10/13/2003	76	Kinsley Mountain	Elko
ACE-5842	857776	NEVADA SUNRISE LLC	10/13/2003	77	Kinsley Mountain	Elko
ACE-5843	857777	NEVADA SUNRISE LLC	10/13/2003	78	Kinsley Mountain	Elko
ACE-5844	857778	NEVADA SUNRISE LLC	10/13/2003	79	Kinsley Mountain	Elko

6/30/10

ACE-5940	857779	NEVADA SUNRISE LLC	10/13/2003	80	Kinsley Mountain	Elko
ACE-5941	857780	NEVADA SUNRISE LLC	10/13/2003	81	Kinsley Mountain	Elko
ACE-5942	857781	NEVADA SUNRISE LLC	10/13/2003	82	Kinsley Mountain	Elko
ACE-5943	857782	NEVADA SUNRISE LLC	10/13/2003	83	Kinsley Mountain	Elko
ACE-5944	857783	NEVADA SUNRISE LLC	10/13/2003	84	Kinsley Mountain	Elko
ACE-5945	857784	NEVADA SUNRISE LLC	10/13/2003	85	Kinsley Mountain	Elko
ACE-5946	857785	NEVADA SUNRISE LLC	10/13/2003	86	Kinsley Mountain	Elko
ACE-5947	857786	NEVADA SUNRISE LLC	10/13/2003	87	Kinsley Mountain	Elko
ACE-5948	857787	NEVADA SUNRISE LLC	10/13/2003	88	Kinsley Mountain	Elko
ACE-5949	857788	NEVADA SUNRISE LLC	10/13/2003	89	Kinsley Mountain	Elko
ACE-5950	857789	NEVADA SUNRISE LLC	10/13/2003	90	Kinsley Mountain	Elko
ACE-6043	857790	NEVADA SUNRISE LLC	10/13/2003	91	Kinsley Mountain	Elko
ACE-6044	857791	NEVADA SUNRISE LLC	10/13/2003	92	Kinsley Mountain	Elko
ACE-6045	857792	NEVADA SUNRISE LLC	10/13/2003	93	Kinsley Mountain	Elko
ACE-6046	857793	NEVADA SUNRISE LLC	10/13/2003	94	Kinsley Mountain	Elko
ACE-6047	857794	NEVADA SUNRISE LLC	10/13/2003	95	Kinsley Mountain	Elko
ACE-6048	857795	NEVADA SUNRISE LLC	10/13/2003	96	Kinsley Mountain	Elko
ACE-6049	857796	NEVADA SUNRISE LLC	10/13/2003	97	Kinsley Mountain	Elko
ACE-6050	857797	NEVADA SUNRISE LLC	10/13/2003	98	Kinsley Mountain	Elko
ACE-6143	857798	NEVADA SUNRISE LLC	10/13/2003	99	Kinsley Mountain	Elko
ACE-6144	857799	NEVADA SUNRISE LLC	10/13/2003	100	Kinsley Mountain	Elko
ACE-6145	857800	NEVADA SUNRISE LLC	10/13/2003	101	Kinsley Mountain	Elko
ACE-6146	857801	NEVADA SUNRISE LLC	10/13/2003	102	Kinsley Mountain	Elko
ACE-6147	857802	NEVADA SUNRISE LLC	10/13/2003	103	Kinsley Mountain	Elko
ACE-6148	857803	NEVADA SUNRISE LLC	10/13/2003	104	Kinsley Mountain	Elko
ACE-6149	857804	NEVADA SUNRISE LLC	10/13/2003	105	Kinsley Mountain	Elko
ACE-6150	857805	NEVADA SUNRISE LLC	10/13/2003	106	Kinsley Mountain	Elko
SOZA-1	859898	NEVADA SUNRISE LLC	1/16/2004	107	Kinsley Mountain	Elko
SOZA-2	859899	NEVADA SUNRISE LLC	1/16/2004	108	Kinsley Mountain	Elko
SOZA-3	859900	NEVADA SUNRISE LLC	1/16/2004	109	Kinsley Mountain	Elko
ACE-5853	876718	NEVADA SUNRISE LLC	7/28/2004	110	Kinsley Mountain	Elko
ACE-5854	876719	NEVADA SUNRISE LLC	7/28/2004	111	Kinsley Mountain	Elko
ACE-5855	876720	NEVADA SUNRISE LLC	7/28/2004	112	Kinsley Mountain	Elko
ACE-5856	876721	NEVADA SUNRISE LLC	7/28/2004	113	Kinsley Mountain	Elko
ACE-5857	876722	NEVADA SUNRISE LLC	7/28/2004	114	Kinsley Mountain	Elko
ACE-5858	876723	NEVADA SUNRISE LLC	7/28/2004	115	Kinsley Mountain	Elko
ACE-5951	876724	NEVADA SUNRISE LLC	7/28/2004	116	Kinsley Mountain	Elko
ACE-5952	876725	NEVADA SUNRISE LLC	7/28/2004	117	Kinsley Mountain	Elko
ACE-5953	876726	NEVADA SUNRISE LLC	7/28/2004	118	Kinsley Mountain	Elko
ACE-5954	876727	NEVADA SUNRISE LLC	7/28/2004	119	Kinsley Mountain	Elko
ACE-5955	876728	NEVADA SUNRISE LLC	7/28/2004	120	Kinsley Mountain	Elko

6/30/10

ACE-5956	876729	NEVADA SUNRISE LLC	7/28/2004	121	Kinsley Mountain	Elko
ACE-5957	876730	NEVADA SUNRISE LLC	7/28/2004	122	Kinsley Mountain	Elko
ACE-5958	876731	NEVADA SUNRISE LLC	7/28/2004	123	Kinsley Mountain	Elko
ACE-6051	876732	NEVADA SUNRISE LLC	7/29/2004	124	Kinsley Mountain	Elko
ACE-6052	876733	NEVADA SUNRISE LLC	7/29/2004	125	Kinsley Mountain	Elko
ACE-6053	876734	NEVADA SUNRISE LLC	7/29/2004	126	Kinsley Mountain	Elko
ACE-6054	876735	NEVADA SUNRISE LLC	7/29/2004	127	Kinsley Mountain	Elko
ACE-6055	876736	NEVADA SUNRISE LLC	7/29/2004	128	Kinsley Mountain	Elko
ACE-6056	876737	NEVADA SUNRISE LLC	7/29/2004	129	Kinsley Mountain	Elko
ACE-6057	876738	NEVADA SUNRISE LLC	7/29/2004	130	Kinsley Mountain	Elko
ACE-6058	876739	NEVADA SUNRISE LLC	7/29/2004	131	Kinsley Mountain	Elko
ACE-6151	876740	NEVADA SUNRISE LLC	7/29/2004	132	Kinsley Mountain	Elko
ACE-6152	876741	NEVADA SUNRISE LLC	7/29/2004	133	Kinsley Mountain	Elko
ACE-6153	876742	NEVADA SUNRISE LLC	7/29/2004	134	Kinsley Mountain	Elko
ACE-6154	876743	NEVADA SUNRISE LLC	7/29/2004	135	Kinsley Mountain	Elko
ACE-6155	876744	NEVADA SUNRISE LLC	7/29/2004	136	Kinsley Mountain	Elko
ACE-6156	876745	NEVADA SUNRISE LLC	7/29/2004	137	Kinsley Mountain	Elko
ACE-6157	876746	NEVADA SUNRISE LLC	7/29/2004	138	Kinsley Mountain	Elko
ACE-6158	876747	NEVADA SUNRISE LLC	7/29/2004	139	Kinsley Mountain	Elko
ACE-5446	880251	NEVADA SUNRISE LLC	9/4/2004	140	Kinsley Mountain	Elko
ACE-5447	880252	NEVADA SUNRISE LLC	9/4/2004	141	Kinsley Mountain	Elko

6/30/10

EXHIBIT B TO ASSIGNMENT AGREEMENT

When recorded, please return to:

The undersigned hereby confirm that this document does not contain the personal information, as defined by NRS 603A.040, of any person

ASSIGNMENT OF OPTION AGREEMENT

THIS ASSIGNMENT OF OPTION AGREEMENT (the "Assignment") is made and entered into effective as of September 20  , 2011, by and between Animas Resources Ltd., a company incorporated under the laws of the Province of British Columbia, Canada, ("Animas"), whose address is #410-325 Howe Street, Vancouver, British Columbia, Canada V6C 1Z7, and Pilot Gold (USA) Inc., a Delaware corporation ("Assignee"), whose address is 1031 Railroad Street, #110, Elko, Nevada 89801.

A.

Animas is a party to that Mining Option Agreement dated March 30, 2010, among Nevada Sunrise Gold Corp. ("NSGC"), Intor Resources Corporation ("Intor") and Animas (the "Option Agreement). Pursuant to the Option Agreement, Animas has (i) the exclusive right to earn an undivided 51% interest in and to that Mining Lease Agreement between Nevada Sunrise, LLC ("NSL") and Intor dated effective June 18, 2007 (as amended, the "Mining Lease"), and (ii) the exclusive right to earn an additional undivided 14% interest in the Mining Lease by making certain required expenditures and performing the required obligations under the Mining Lease, all as set forth in the Option Agreement. Under the Mining Lease, Intor has the exclusive right to conduct mineral exploration and development and mining and related activities on certain unpatented mining claims owned by NSL in Elko County, Nevada, as more particularly described in Schedule A attached hereto and incorporated herein by reference (the "Claims").

B.

Animas wishes to assign and delegate, and Assignee wishes to acquire and assume, all of Animas' rights and obligations, from and after the Effective Date, under the Option Agreement.

NOW THEREFORE, for and in consideration of the mutual promises and terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following:

1.

Transfer and Assignment. Animas hereby transfers, conveys, assigns, sets over and delivers to Assignee, and Assignee hereby accepts the transfer, conveyance, assignment, set over and delivery of all of Animas' right, title and interest in and to the Option Agreement.

2.

Assumption. Assignee hereby assumes and agrees to be bound by all of the terms and conditions of the Option Agreement and shall undertake all of the liabilities and obligations of Animas under the Option Agreement accruing from and after the date of this Assignment.

3.

No Third Party Beneficiaries. Nothing in this Assignment shall confer any rights upon any person or entity other than the parties hereto and each such party's respective successors and assigns.

4.

Successors and Assigns. The terms of this Assignment shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

5.

Amendments and Waivers. No amendment, modification or discharge of this Assignment and no waiver hereunder shall be valid or binding unless it is set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, waiver or discharge is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect to at any other time.

6.

Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Nevada, other than its rules as to conflicts of law.

7.

Conflict. This Assignment is entered into pursuant to the terms of that Assignment Agreement between Animas and Assignee of even date herewith (the "Assignment Agreement"). In the event of any conflict between the terms and conditions of this Assignment and the terms and conditions of the Assignment Agreement, the terms and conditions of the Assignment Agreement shall control.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their authorized representatives as of the date first written above.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their authorized representatives as of the date first written above.

STATE OF ____________)
) ss.
COUNTY OF ___________)

The foregoing instrument was acknowledged before me on this ____ day of __________, 2011, by ______________________ as _______________ of Animas Resources Ltd., a British Columbia corporation.

Witness my hand and official seal.

____
Notary Public

My Commission expires:

____

[SEAL]

STATE OF Nevada)
) ss.
COUNTY OF Elko)

The foregoing instrument was acknowledged before me on this 20th day of September 2011, by Vance Spalding as President of Pilot Gold (USA) Inc., a Delaware corporation.

Witness my hand and official seal.

Barbara M. Owsley
Notary Public

My Commission expires:

April 5, 2015

BARBARA M. OWSLEY
Notary Public, State of Nevada
Appointment No. 99-53931-6
My Appt. Expires April 5, 2015

[SEAL]

SCHEDULE A
The Claims
(see attached)

EXHIBIT A

KINSLEY MT. CLAIMS

Claim_Name	BLMS_N	Claimant	Locate_Date	Count	Property	County
ACE-5554	821967	NEVADA SUNRISE LLC	10/25/2000	1	Kinsley Mountain	Elko
ACE-5555	821968	NEVADA SUNRISE LLC	10/25/2000	2	Kinsley Mountain	Elko
ACE-5556	821969	NEVADA SUNRISE LLC	10/25/2000	3	Kinsley Mountain	Elko
ACE-5557	821970	NEVADA SUNRISE LLC	10/25/2000	4	Kinsley Mountain	Elko
ACE-5648	821971	NEVADA SUNRISE LLC	10/26/2000	5	Kinsley Mountain	Elko
ACE-5649	821972	NEVADA SUNRISE LLC	10/26/2000	6	Kinsley Mountain	Elko
ACE-5650	821973	NEVADA SUNRISE LLC	10/26/2000	7	Kinsley Mountain	Elko
ACE-5651	821974	NEVADA SUNRISE LLC	10/26/2000	8	Kinsley Mountain	Elko
ACE-5652	821975	NEVADA SUNRISE LLC	10/26/2000	9	Kinsley Mountain	Elko
ACE-5653	821976	NEVADA SUNRISE LLC	10/25/2000	10	Kinsley Mountain	Elko
ACE-5654	821977	NEVADA SUNRISE LLC	10/25/2000	11	Kinsley Mountain	Elko
ACE-5655	821978	NEVADA SUNRISE LLC	10/25/2000	12	Kinsley Mountain	Elko
ACE-5656	821979	NEVADA SUNRISE LLC	10/25/2000	13	Kinsley Mountain	Elko
ACE-5657	821980	NEVADA SUNRISE LLC	10/25/2000	14	Kinsley Mountain	Elko
ACE-5748	821981	NEVADA SUNRISE LLC	10/26/2000	15	Kinsley Mountain	Elko
ACE-5749	821982	NEVADA SUNRISE LLC	10/26/2000	16	Kinsley Mountain	Elko
ACE-5750	821983	NEVADA SUNRISE LLC	10/26/2000	17	Kinsley Mountain	Elko
ACE-5751	821984	NEVADA SUNRISE LLC	10/26/2000	18	Kinsley Mountain	Elko
ACE-5752	821985	NEVADA SUNRISE LLC	10/27/2000	19	Kinsley Mountain	Elko
ACE-5753	821986	NEVADA SUNRISE LLC	10/27/2000	20	Kinsley Mountain	Elko
ACE-5754	821987	NEVADA SUNRISE LLC	10/27/2000	21	Kinsley Mountain	Elko
ACE-5755	821988	NEVADA SUNRISE LLC	10/25/2000	22	Kinsley Mountain	Elko
ACE-5756	821989	NEVADA SUNRISE LLC	10/25/2000	23	Kinsley Mountain	Elko
ACE-5848	821990	NEVADA SUNRISE LLC	10/27/2000	24	Kinsley Mountain	Elko
ACE-5849	821991	NEVADA SUNRISE LLC	10/27/2000	25	Kinsley Mountain	Elko
ACE-5850	821992	NEVADA SUNRISE LLC	10/27/2000	26	Kinsley Mountain	Elko
ACE-5851	821993	NEVADA SUNRISE LLC	10/27/2000	27	Kinsley Mountain	Elko
ACE-5852	821994	NEVADA SUNRISE LLC	10/27/2000	28	Kinsley Mountain	Elko
TRUST-1	824004	NEVADA SUNRISE LLC	4/25/2001	29	Kinsley Mountain	Elko
TRUST-2	824005	NEVADA SUNRISE LLC	4/25/2001	30	Kinsley Mountain	Elko
TRUST-3	824006	NEVADA SUNRISE LLC	4/25/2001	31	Kinsley Mountain	Elko
TRUST-4	824007	NEVADA SUNRISE LLC	4/26/2001	32	Kinsley Mountain	Elko
ACE-5745	824008	NEVADA SUNRISE LLC	4/26/2001	33	Kinsley Mountain	Elko
ACE-5746	824009	NEVADA SUNRISE LLC	4/26/2001	34	Kinsley Mountain	Elko
ACE-5747	824010	NEVADA SUNRISE LLC	4/26/2001	35	Kinsley Mountain	Elko
ACE-5845	824011	NEVADA SUNRISE LLC	4/26/2001	36	Kinsley Mountain	Elko
ACE-5846	824012	NEVADA SUNRISE LLC	4/26/2001	37	Kinsley Mountain	Elko
ACE-5847	824013	NEVADA SUNRISE LLC	4/26/2001	38	Kinsley Mountain	Elko

6/30/10

ACE-5448	829976	NEVADA SUNRISE LLC	4/7/2002	39	Kinsley Mountain	Elko
ACE-5449	829977	NEVADA SUNRISE LLC	4/7/2002	40	Kinsley Mountain	Elko
ACE-5450	829978	NEVADA SUNRISE LLC	4/7/2002	41	Kinsley Mountain	Elko
ACE-5451	829979	NEVADA SUNRISE LLC	4/6/2002	42	Kinsley Mountain	Elko
ACE-5452	829980	NEVADA SUNRISE LLC	4/6/2002	43	Kinsley Mountain	Elko
ACE-5453	829981	NEVADA SUNRISE LLC	4/6/2002	44	Kinsley Mountain	Elko
ACE-5454	829982	NEVADA SUNRISE LLC	4/6/2002	45	Kinsley Mountain	Elko
ACE-5455	829983	NEVADA SUNRISE LLC	4/6/2002	46	Kinsley Mountain	Elko
ACE-5543	829984	NEVADA SUNRISE LLC	4/4/2002	47	Kinsley Mountain	Elko
ACE-5544	829985	NEVADA SUNRISE LLC	4/6/2002	48	Kinsley Mountain	Elko
ACE-5545	829986	NEVADA SUNRISE LLC	4/6/2002	49	Kinsley Mountain	Elko
ACE-5548	829987	NEVADA SUNRISE LLC	4/7/2002	50	Kinsley Mountain	Elko
ACE-5549	829988	NEVADA SUNRISE LLC	4/7/2002	51	Kinsley Mountain	Elko
ACE-5550	829989	NEVADA SUNRISE LLC	4/7/2002	52	Kinsley Mountain	Elko
ACE-5551	829990	NEVADA SUNRISE LLC	4/6/2002	53	Kinsley Mountain	Elko
ACE-5552	829991	NEVADA SUNRISE LLC	4/6/2002	54	Kinsley Mountain	Elko
ACE-5553	829992	NEVADA SUNRISE LLC	4/6/2002	55	Kinsley Mountain	Elko
ACE-5644	829993	NEVADA SUNRISE LLC	4/4/2002	56	Kinsley Mountain	Elko
ACE-5645	829994	NEVADA SUNRISE LLC	4/4/2002	57	Kinsley Mountain	Elko
ACE-5646	829995	NEVADA SUNRISE LLC	4/4/2002	58	Kinsley Mountain	Elko
ACE-5640	857758	NEVADA SUNRISE LLC	10/13/2003	59	Kinsley Mountain	Elko
ACE-5641	857759	NEVADA SUNRISE LLC	10/13/2003	60	Kinsley Mountain	Elko
ACE-5642	857760	NEVADA SUNRISE LLC	10/13/2003	61	Kinsley Mountain	Elko
ACE-5643	857761	NEVADA SUNRISE LLC	10/13/2003	62	Kinsley Mountain	Elko
ACE-5658	857762	NEVADA SUNRISE LLC	10/14/2003	63	Kinsley Mountain	Elko
ACE-5659	857763	NEVADA SUNRISE LLC	10/14/2003	64	Kinsley Mountain	Elko
ACE-5660	857764	NEVADA SUNRISE LLC	10/14/2003	65	Kinsley Mountain	Elko
ACE-5740	857765	NEVADA SUNRISE LLC	10/13/2003	66	Kinsley Mountain	Elko
ACE-5741	857766	NEVADA SUNRISE LLC	10/13/2003	67	Kinsley Mountain	Elko
ACE-5742	857767	NEVADA SUNRISE LLC	10/13/2003	68	Kinsley Mountain	Elko
ACE-5743	857768	NEVADA SUNRISE LLC	10/13/2003	69	Kinsley Mountain	Elko
ACE-5744	857769	NEVADA SUNRISE LLC	10/13/2003	70	Kinsley Mountain	Elko
ACE-5757	857770	NEVADA SUNRISE LLC	10/13/2003	71	Kinsley Mountain	Elko
ACE-5758	857771	NEVADA SUNRISE LLC	10/14/2003	72	Kinsley Mountain	Elko
ACE-5759	857772	NEVADA SUNRISE LLC	10/14/2003	73	Kinsley Mountain	Elko
ACE-5760	857773	NEVADA SUNRISE LLC	10/14/2003	74	Kinsley Mountain	Elko
ACE-5840	857774	NEVADA SUNRISE LLC	10/13/2003	75	Kinsley Mountain	Elko
ACE-5841	857775	NEVADA SUNRISE LLC	10/13/2003	76	Kinsley Mountain	Elko
ACE-5842	857776	NEVADA SUNRISE LLC	10/13/2003	77	Kinsley Mountain	Elko
ACE-5843	857777	NEVADA SUNRISE LLC	10/13/2003	78	Kinsley Mountain	Elko
ACE-5844	857778	NEVADA SUNRISE LLC	10/13/2003	79	Kinsley Mountain	Elko

6/30/10

ACE-5940	857779	NEVADA SUNRISE LLC	10/13/2003	80	Kinsley Mountain	Elko
ACE-5941	857780	NEVADA SUNRISE LLC	10/13/2003	81	Kinsley Mountain	Elko
ACE-5942	857781	NEVADA SUNRISE LLC	10/13/2003	82	Kinsley Mountain	Elko
ACE-5943	857782	NEVADA SUNRISE LLC	10/13/2003	83	Kinsley Mountain	Elko
ACE-5944	857783	NEVADA SUNRISE LLC	10/13/2003	84	Kinsley Mountain	Elko
ACE-5945	857784	NEVADA SUNRISE LLC	10/13/2003	85	Kinsley Mountain	Elko
ACE-5946	857785	NEVADA SUNRISE LLC	10/13/2003	86	Kinsley Mountain	Elko
ACE-5947	857786	NEVADA SUNRISE LLC	10/13/2003	87	Kinsley Mountain	Elko
ACE-5948	857787	NEVADA SUNRISE LLC	10/13/2003	88	Kinsley Mountain	Elko
ACE-5949	857788	NEVADA SUNRISE LLC	10/13/2003	89	Kinsley Mountain	Elko
ACE-5950	857789	NEVADA SUNRISE LLC	10/13/2003	90	Kinsley Mountain	Elko
ACE-6043	857790	NEVADA SUNRISE LLC	10/13/2003	91	Kinsley Mountain	Elko
ACE-6044	857791	NEVADA SUNRISE LLC	10/13/2003	92	Kinsley Mountain	Elko
ACE-6045	857792	NEVADA SUNRISE LLC	10/13/2003	93	Kinsley Mountain	Elko
ACE-6046	857793	NEVADA SUNRISE LLC	10/13/2003	94	Kinsley Mountain	Elko
ACE-6047	857794	NEVADA SUNRISE LLC	10/13/2003	95	Kinsley Mountain	Elko
ACE-6048	857795	NEVADA SUNRISE LLC	10/13/2003	96	Kinsley Mountain	Elko
ACE-6049	857796	NEVADA SUNRISE LLC	10/13/2003	97	Kinsley Mountain	Elko
ACE-6050	857797	NEVADA SUNRISE LLC	10/13/2003	98	Kinsley Mountain	Elko
ACE-6143	857798	NEVADA SUNRISE LLC	10/13/2003	99	Kinsley Mountain	Elko
ACE-6144	857799	NEVADA SUNRISE LLC	10/13/2003	100	Kinsley Mountain	Elko
ACE-6145	857800	NEVADA SUNRISE LLC	10/13/2003	101	Kinsley Mountain	Elko
ACE-6146	857801	NEVADA SUNRISE LLC	10/13/2003	102	Kinsley Mountain	Elko
ACE-6147	857802	NEVADA SUNRISE LLC	10/13/2003	103	Kinsley Mountain	Elko
ACE-6148	857803	NEVADA SUNRISE LLC	10/13/2003	104	Kinsley Mountain	Elko
ACE-6149	857804	NEVADA SUNRISE LLC	10/13/2003	105	Kinsley Mountain	Elko
ACE-6150	857805	NEVADA SUNRISE LLC	10/13/2003	106	Kinsley Mountain	Elko
SOZA-1	859898	NEVADA SUNRISE LLC	1/16/2004	107	Kinsley Mountain	Elko
SOZA-2	859899	NEVADA SUNRISE LLC	1/16/2004	108	Kinsley Mountain	Elko
SOZA-3	859900	NEVADA SUNRISE LLC	1/16/2004	109	Kinsley Mountain	Elko
ACE-5853	876718	NEVADA SUNRISE LLC	7/28/2004	110	Kinsley Mountain	Elko
ACE-5854	876719	NEVADA SUNRISE LLC	7/28/2004	111	Kinsley Mountain	Elko
ACE-5855	876720	NEVADA SUNRISE LLC	7/28/2004	112	Kinsley Mountain	Elko
ACE-5856	876721	NEVADA SUNRISE LLC	7/28/2004	113	Kinsley Mountain	Elko
ACE-5857	876722	NEVADA SUNRISE LLC	7/28/2004	114	Kinsley Mountain	Elko
ACE-5858	876723	NEVADA SUNRISE LLC	7/28/2004	115	Kinsley Mountain	Elko
ACE-5951	876724	NEVADA SUNRISE LLC	7/28/2004	116	Kinsley Mountain	Elko
ACE-5952	876725	NEVADA SUNRISE LLC	7/28/2004	117	Kinsley Mountain	Elko
ACE-5953	876726	NEVADA SUNRISE LLC	7/28/2004	118	Kinsley Mountain	Elko
ACE-5954	876727	NEVADA SUNRISE LLC	7/28/2004	119	Kinsley Mountain	Elko
ACE-5955	876728	NEVADA SUNRISE LLC	7/28/2004	120	Kinsley Mountain	Elko

ACE-5956	876729	NEVADA SUNRISE LLC	7/28/2004	121	Kinsley Mountain	Elko
ACE-5957	876730	NEVADA SUNRISE LLC	7/28/2004	122	Kinsley Mountain	Elko
ACE-5958	876731	NEVADA SUNRISE LLC	7/28/2004	123	Kinsley Mountain	Elko
ACE-6051	876732	NEVADA SUNRISE LLC	7/29/2004	124	Kinsley Mountain	Elko
ACE-6052	876733	NEVADA SUNRISE LLC	7/29/2004	125	Kinsley Mountain	Elko
ACE-6053	876734	NEVADA SUNRISE LLC	7/29/2004	126	Kinsley Mountain	Elko
ACE-6054	876735	NEVADA SUNRISE LLC	7/29/2004	127	Kinsley Mountain	Elko
ACE-6055	876736	NEVADA SUNRISE LLC	7/29/2004	128	Kinsley Mountain	Elko
ACE-6056	876737	NEVADA SUNRISE LLC	7/29/2004	129	Kinsley Mountain	Elko
ACE-6057	876738	NEVADA SUNRISE LLC	7/29/2004	130	Kinsley Mountain	Elko
ACE-6058	876739	NEVADA SUNRISE LLC	7/29/2004	131	Kinsley Mountain	Elko
ACE-6151	876740	NEVADA SUNRISE LLC	7/29/2004	132	Kinsley Mountain	Elko
ACE-6152	876741	NEVADA SUNRISE LLC	7/29/2004	133	Kinsley Mountain	Elko
ACE-6153	876742	NEVADA SUNRISE LLC	7/29/2004	134	Kinsley Mountain	Elko
ACE-6154	876743	NEVADA SUNRISE LLC	7/29/2004	135	Kinsley Mountain	Elko
ACE-6155	876744	NEVADA SUNRISE LLC	7/29/2004	136	Kinsley Mountain	Elko
ACE-6156	876745	NEVADA SUNRISE LLC	7/29/2004	137	Kinsley Mountain	Elko
ACE-6157	876746	NEVADA SUNRISE LLC	7/29/2004	138	Kinsley Mountain	Elko
ACE-6158	876747	NEVADA SUNRISE LLC	7/29/2004	139	Kinsley Mountain	Elko
ACE-5446	880251	NEVADA SUNRISE LLC	9/4/2004	140	Kinsley Mountain	Elko
ACE-5447	880252	NEVADA SUNRISE LLC	9/4/2004	141	Kinsley Mountain	Elko

6/30/10